WAIVER AND THIRD AMENDMENT
                       AND MODIFICATION TO LOAN AGREEMENT

     THIS WAIVER AND THIRD AMENDMENT AND MODIFICATION TO LOAN AGREEMENT (the "Third Amendment") is made effective the 16th day of September, 2000, among THE JPM COMPANY, a Pennsylvania corporation ("Borrower"), FIRST UNION NATIONAL BANK (successor by merger to CoreStates Bank, N.A.) in its capacity as agent ("Agent"), and the Lenders (hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Agent have heretofore entered into that certain Loan Agreement dated April 9, 1998 (the "Agreement") with the financial institutions signatory thereto from time to time (the "Lenders"), as amended by that certain Amendment and Modification to Loan Agreement dated December 17, 1998 (the "First Amendment") as further amended by that certain Waiver and Second Amendment and Modification to Loan Agreement dated May 15, 2000 (the "Second Amendment") (the Agreement, as amended by the First Amendment and the Second Amendment, hereinafter referred to as the "Loan Agreement"; capitalized text not otherwise defined herein shall be ascribed the meanings set forth in the Loan Agreement); and

     WHEREAS, the Borrower has requested that the Lenders increase the Maximum Amount from $70,000,000 to $75,000,000, waive certain financial covenant defaults and reset certain financial covenants under the Loan Agreement; and

     WHEREAS, the Lenders are willing to increase the Maximum Amount, waive existing financial covenant defaults and reset certain financial covenants under the Loan Agreement on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1. DEFINITIONS.

     (a) Each of the following definitions contained in Section 1 of the Loan Agreement is hereby amended and restated as follows:

     1.7 "Base Rate" means the sum of (a) the Applicable Base Rate Margin (as defined in Section 1.6) plus (b) the Prime Rate.

     1.47 "Maximum Amount" means Seventy Five Million Dollars ($75,000,000.00), less any reductions made pursuant to Section 2.1(c) and Section 2.1(d) for mandatory prepayments made pursuant to Section 4.2(b).

     (b) The following definitions are hereby added to Section 1 of the Loan Agreement in the order indicated:

     1.1A "Account Control Agreement" has the meaning provided in Section 5.1(a)(v).

     1.5A "Antrum" means Antrum Interface 725, Ltd., a corporation organized and existing under the laws of Ontario, Canada and a wholly owned Subsidiary of JPM/Canada.

     1.5B "Antrum GSA" means the General Security Agreement dated September 14, 2000 between Borrower and Antrum, pursuant to which Antrum grants a security interest in all of its personal property to Borrower to secure repayment of the Antrum Note.

     1.5C "Antrum Note" means that Promissory Note dated September 14, 2000 issued by Antrum to Borrower in the original principal amount of U.S. $5,000,000.

     15.D "Antrum Stock" means all of the issued and outstanding shares or other equity interests in Antrum.

     1.9A "Budget" means the consolidated monthly projections prepared by the Borrower dated September 13, 2000 covering the period from June, 2000 through December, 2000, which is attached hereto as Exhibit C, as updated with the consent of the Required Lenders from time to time.

     1.10A "Canadian Guaranty" means the Guarantee dated September 14, 2000 from JPM/Canada to Borrower, pursuant to which JPM/Canada unconditionally guarantees payment of the Antrum Note.

     1.10B "Canadian Pledge" means the Share Pledge Agreement dated September 14, 2000 from JPM/Canada to Borrower, pursuant to which JPM/Canada pledges the Antrum Stock to Borrower as collateral for the Canadian Guaranty.

     1.14B "Code" means the Internal Revenue code of 1986, as amended, and the regulations promulgated thereunder.

     1.24A "Dollar" or "$" means freely transferable U.S. dollars.

     1.24B "Domestic Subsidiary" means a Subsidiary of the Borrower which is organized under the laws of the United States, or the laws of any state therein.

     1.32A "Foreign Subsidiary" means a Subsidiary of the Borrower that qualifies as "controlled foreign corporation" under Section 957 of the Code.

     1.36A "HUB Locations" means any storage facility not owned or leased by any Obligor where inventory of any Obligor is stored prior to sale and/or delivery to customers pursuant to an agreement between an Obligor and its customer, or between an Obligor, the Obligor's customer and an unrelated third party.

     1.39A "JPM/Canada" means JPM/Canada, Inc., a corporation organized and existing under the laws of Ontario, Canada and an indirect wholly owned Subsidiary of Borrower.

     1.39B "JPM/Mexico" means The JPM Company de Mexico, S.A. de C.V., a corporation organized and existing under the laws of Mexico and an indirect wholly owned Subsidiary of Borrower.

     1.39C "JPM/Mexico Note" means that note dated May 3, 1996, issued by JPM/Mexico to Borrower in the original principal amount of US$2,508,623.

     1.48A "McDonald Family" means the former shareholders of Antrum.

     1.48B "McDonald Family Earn Out" means the "Additional Payment" obligation of JPM/Canada to the McDonald Family pursuant to that certain Stock Purchase Agreement dated June 1, 1998.

     1.48C "McDonald Family Letters of Credit" means three (3) letters of credit issued by the Issuing Bank pursuant to Section 2.4 of the Loan Agreement, each dated June 28, 1999 (Credits No. SM408959P, SM408960P, and SM408961P, as amended from time to time), in the aggregate stated amount of US$4,500,000 to secure repayment of the McDonald Family Earn Out.

     1.48D "Mexican Guaranty" means the unconditional, unlimited guaranty of payment issued by JPM/Mexico to Borrower -unconditionally guarantying payment of the Pantera Note.

     1.49A "Net Worth" means as of any date of determination, the book value of the assets of the Borrower and its Subsidiaries, determined on a Consolidated Basis, minus (a) reserves applicable thereto, and minus (b) all of the liabilities (including accrued and deferred income taxes), all as determined in accordance with GAAP.

     1.52A "Pantera" means Electronica Pantera, S.A. de C.V., a corporation organized and existing under the laws of Mexico and an indirect wholly owned Subsidiary of Borrower.

     1.52B "Pantera Note" means that note dated January 31, 1999, issued by Pantera to Borrower in the original principal amount of US$5,000,000.

     1.76 "Winsboro Property" means the real estate and industrial facility owned by Borrower, as successor by merger to The JPM Company of South Carolina, in Winsboro, South Carolina.

     2. AMENDED AND RESTATED NOTES; PRO RATA SHARES. To further evidence the increase in the Maximum Amount of the Revolver from $70,000,000.00 to $75,000,000.00, Borrower shall execute and deliver to each Lender a Second Amended and Restated Revolver Note in the form attached hereto as Exhibit A (collectively, the "Second Amended and Restated Revolver Notes"). The aggregate principal amount of all of the Second Amended and Restated Revolver Notes shall equal $75,000,000.00. All references in the Loan Agreement and in each of the other Loan Documents to the "Revolver Notes" or a "Revolver Note" shall mean the Second Amended and Restated Revolver Notes and each Second Amended and Restated Revolver Note, as applicable. Neither the execution and delivery of the Second Amended and Restated Revolver Notes nor this Amendment shall constitute a novation, release, waiver, satisfaction, accord or accord and satisfaction of any of the Indebtedness evidenced by the original Revolver Notes or the Amended and Restated Revolver Notes, which Indebtedness shall be deemed advanced and outstanding under the Second Amended and Restated Revolver Notes. To evidence each Lender's increased Pro Rata Share of the Revolver, Schedule B to the Loan Agreement is hereby deleted and replaced with the Amended Schedule B attached hereto. All references to Schedule B in the Loan Agreement are hereby replaced with references to Amended Schedule B.

     3. CONTRACT PERIOD. Section 2.1(a) of the Loan Agreement is hereby amended by deleting "April 8, 2001" in the second line thereof and replacing it with "December 31, 2000" to the effect that the Contract Period shall end, and all Outstanding Credit shall be due and payable, on December 31, 2000.

     4. USE OF PROCEEDS. Section 2.2 of the Loan Agreement is hereby amended by replacing it in its entirety with the following:

     2.2 Use of Proceeds. (a) Borrower agrees to use Advances under the Revolver to refinance existing debt to CoreStates and NationsBank, N.A., respectively, and for working capital and general corporate purposes, provided, however, that the first $5,000,000 of Advances provided after the Third Amendment, upon receipt by Borrower, shall be used to make a Permitted Affiliate Loan to Antrum, which Permitted Affiliate Loan shall be evidenced by the Antrum Note, with principal payable upon demand and interest payable quarterly, both in US dollars. Payment of the Antrum Note shall be guaranteed by the Canadian
Guaranty, and payment of the Antrum Note and the Canadian Guaranty shall be secured by first priority liens and security interests in all personal property of Antrum and JPM/Canada. Borrower shall cause Antrum to loan $4.5 million to JPM/Canada, and Borrower shall cause JPM/Canada to pay in full to the McDonald Family the McDonald Family Earn Out and to obtain return and cancellation of the McDonald Family Letters of Credit;

     (b) Following cancellation of the McDonald Family Letters of Credit, Advances under the Revolver shall be used solely to fund the types and amounts of itemized expenditures set forth in the Budget for the periods contemplated thereby and subject to the terms hereof. The fact that the Budget includes projections for periods beyond the Contract Period shall not constitute a commitment by any Lender with respect to anything beyond the Contract Period.

     5. INTEREST RATES.

     (a) Schedule A to the Loan Agreement is hereby amended by deleting the same in its entirety and replacing it with "Amended Schedule A" attached to this Third Amendment. All references to Schedule A in the Loan Agreement are hereby replaced with references to Amended Schedule A.

     (b) Section 3.1 of the Loan Agreement is hereby amended by replacing it in its entirety with the following:

     3.1 Revolver Interest Rate Options. Provided that no Event of Default shall have occurred, interest on the unpaid principal balance of the Revolver will accrue from the date of advance until final payment thereof, at a rate or rates selected by Borrower from one of the two (2) interest rate options set forth below, subject to the restrictions and in accordance with the procedures set forth in this Agreement:

     (i) the Base Rate; or

     (ii) the LIBOR Rate

     provided, however, that from and after September 14, 2000, all Advances bearing interest at the LIBOR Rate shall convert to the Base Rate on the last day of the Rate Period then in effect, and thereafter, subject to Section 3.3 hereof, all Advances will bear interest at the Base Rate.

     (a) Base Rate. From and after September 14, 2000, except as provided above, all Advances under the Revolver shall accrue interest at the Base Rate.

     (b) Reserved.

     (c) Certain Provisions Concerning Revolver Interest Rates. Borrower understands and agrees that: (i) subject to the provisions of this Agreement, the interest rates set forth in Section 3.1 above may apply simultaneously to different portions of the outstanding principal of the Revolver; (ii) the LIBOR Rate may apply simultaneously to various portions of the outstanding principal of the Revolver for various Rate Periods; (iii) the LIBOR Rate applicable to any portion of the outstanding principal of the Revolver may be different from the LIBOR Rate applicable to any other portion of the outstanding principal of the Revolver; (iv) Advances under the Revolver accruing interest at the LIBOR Rate must be in increments of at least One Million Dollars ($1,000,000.00); and (v) no more than six (6) Advances under the Revolver accruing interest at the Rate may be outstanding at any one time.

     (d) LIBOR Unlawful for a Lender. In the event that, as a result of any changes in applicable law or regulation or the interpretation thereof, it becomes unlawful for a Lender to maintain or fund any Loans under the Revolver at the LIBOR Rate, then such Lender shall immediately notify Agent who shall immediately notify the other Lenders and Borrower thereof and such Lender's obligations to make, convert to, or maintain any Loans under the Revolver at the LIBOR Rate shall be suspended until such time as such Lender may again cause the LIBOR Rate to be applicable to its share of any Loans under the Revolver and, until such time, such Lender's share of Loans under the Revolver subject to the LIBOR Rate shall accrue interest at the Base Rate. Promptly after becoming aware that it is no longer unlawful for such Lender to maintain or fund Loans at the LIBOR Rate, such Lender shall notify Agent who will notify Borrower and the other Lenders thereof and such suspension shall cease to exist.

     (e) Base Rate Option Fall Back. After expiration of any Rate Period, any principal portion of the Revolver corresponding to such Rate Period which has not been converted or renewed in accordance with the terms of this Agreement shall accrue interest automatically at the Base Rate from the date of expiration of such Rate Period until paid in full.

     (f) Reserved.

     6. SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL. Sections
5.1 and 5.2 of the Loan Agreement are hereby amended by replacing them in their entirety with the following:


     5.1 Security Agreements and Mortgages.

     (a) Personal Property. As security for the full and timely payment and performance of all Lender Indebtedness, each Obligor shall grant to Agent, for the benefit of the Lenders and the Issuing Bank, a security interest in all of such Obligor's personal property, whether now owned or hereafter acquired, as evidenced by those certain security and other agreements executed of even date by Borrower and Guarantors in favor of Agent. Such security and other agreements, as they may be amended from time to time, together with any and all other security and/or other agreements hereafter executed by any Obligor in favor of Agent as security for any of the Lender Indebtedness, are referred to herein collectively as the "Security Agreements." Without limiting the generality of the foregoing, the Borrower shall, or shall cause their subsidiaries, to do the following:

     (i) As security for the full and timely payment and performance of the Antrum Note, Borrower shall cause Antrum to execute and deliver the Antrum GSA, granting to Borrower a security interest in all of Antrum's personal property, whether now owned or hereafter acquired, and the Borrower shall perfect the same in accordance with applicable law. In addition, Borrower shall cause JPM/Canada to execute and deliver the Canadian Guaranty and the Canadian Pledge;

     (ii) As security for the full and timely payment and performance of the Pantera Note, Borrower shall cause Pantera to grant to Borrower a security interest in all of Pantera's personal property, whether now owned or hereafter acquired ("Pantera Security Agreement"), and the Borrower shall perfect the same in accordance with applicable law. In addition, Borrower shall cause JPM/Mexico to provide the Mexican Guaranty, and shall cause the obligations of JPM/Mexico under the Mexican Guaranty and under the JPM/Mexican Note to be secured by a first priority security interest in all the personal property of JPM/Mexico (the "Mexican Pledge Agreement"), including, without limitation, a pledge of all of the issued and outstanding shares or other equity interests of JPM/Mexico in Pantera ("Pantera Stock");

     (iii) Borrower and Obligors shall deliver to Agent for the benefit of the Lender those documents which are necessary to evidence a security interest of the Agent for the benefit of the Lenders and the Issuing Bank in the U.S. patent and trademark office on all patents and trademarks of the Obligors;

     (iv) Borrower, Pantera, JPM/Mexico, JPM/Canada and Antrum shall use their best efforts to provide Agent, for the benefit of the Lenders and the Issuing Bank, with landlord waivers in from and substance acceptable to Agent on all leased real estate, including HUB Locations.

     (v) Borrower and all Domestic Subsidiaries shall deliver to the Agent, for the benefit of Lenders, agreements among such parties, the Agent, and each financial institution at which such Obligors maintain deposit accounts, in form and substance satisfactory to Agent ("Account Control Agreements"), pursuant to which such depository institution acknowledges the security interest of the Agent for the benefit of the Lenders and the Issuing Bank in all such accounts, and agrees to take instruction with respect to such accounts solely from the Agent, upon receipt of a Notice of Default.

     (b) Real Property. As security for the full and timely payment and performance of all Lender Indebtedness, each Obligor shall grant to Agent, for the benefit of the Lenders and the Issuing Bank, a mortgage, deed of trust or other evidence of lien and security interest in all of such Obligor's real property, whether now owned or hereafter acquired, as evidenced by those certain mortgages or deeds of trust executed contemporaneously by Borrower and
Guarantors in favor of Agent. Such mortgages, deeds of trust and other agreements, as they may be amended from time to time, are referred to herein collectively as the "Mortgages." Without limiting the generality of the foregoing, the Obligors shall grant or otherwise provide to Agent for the benefit of the Lenders and the Issuing Bank the following:

     (i) Borrower shall grant to Agent for the benefit of the Lenders and the Issuing Bank, a first priority mortgage in the Winsboro Property.

     (ii) Borrower shall grant to Agent, for the benefit of Lenders, with best available mortgage on all other real estate owned;

     (iii) Antrum and JPM/Canada shall grant to Borrower, to secure repayment of the Antrum Note and the Canadian Guaranty respectively, the best available mortgage on all owned real estate, which mortgages shall be pledged by Borrower to Agent for the benefit of the Lenders and the Issuing Bank.

     (iv) Pantera and JPM/Mexico shall grant to Borrower, to secure repayment of the Pantera Note, the Mexican Guaranty and the JPM/Mexico Note respectively, the best available mortgage on all owned real estate, which mortgages shall be pledged by Borrower to Agent for the benefit of the Lenders and the Issuing Bank.

     5.2 Pledge Agreements. As further security for the Lender Indebtedness, each Obligor shall pledge and assign to Agent, or cause to be pledged and assigned to Agent, for the benefit of the Lenders and the Issuing Bank (i) 66% of the issued and outstanding certificated shares or other certificated equity interests of Obligors in each Subsidiary which is a "controlled foreign corporation" under the provisions of Section 957 of the Code, (ii) 100% of the issued and outstanding certificated shares or other certificated equity interests of Obligor in each other Subsidiary (all items described in subparagraphs (i) and (ii) collectively referred to as the "Equity Collateral"), and (iii) all notes or other written evidence of intercompany indebtedness owing to any Obligor, including without limitation, the Antrum Note, the Pantera Note and the JPM/Mexico Note (collectively the "Notes") and all security agreements, mortgages, guaranties and other documents creating and perfecting a security interest or lien to secure the repayment of the Notes (collectively the "Chattel Paper" and together with the Notes, the "Debt Collateral"). Such pledge and assignment of Equity Collateral shall include all dividends, distributions and other proceeds with respect to such shares or equity interests, and such pledge and assignment of Debt Collateral shall include security agreements and mortgages securing repayment of the Notes, all guaranties for the Notes, and all payments of principal and interest thereon, all pursuant to Amended and Restated Pledge Agreements in form and substance acceptable to the Agent (collectively the "Amended and Restated Pledge Agreements").


     7. GENERAL COVENANTS. The following additional covenants are hereby added to Article 7 of the Loan Agreement at the respective numerical locations indicated:

     7.26 Financial Consultant. Borrower shall, on or before August 31, 2000, retain a financial consultant acceptable to Agent and Required Lenders.

     7.27 Negative Pledge. Borrower shall neither cause nor permit any Foreign Subsidiary to grant or permit to exist any Lien on any assets of such Foreign Subsidiary other than such Liens as may be granted to Agent for the benefit of Lenders and the Issuing Bank.

     7.28 Borrower to Own All Inventory and Accounts for Goods Sold in the United States. To the extent it can be accomplished without tax consequences adverse to Borrower and its Subsidiaries, Borrower shall use its best efforts to cause Antrum, Pantera and all other Foreign Subsidiaries to transfer to Borrower in consideration for appropriate intercompany debits and credits, all finished goods inventory shipped to the United States for delivery to customers in the United States, including finished goods inventory at HUB Locations, such that all finished goods inventory in the United States shall be owned by, and reflected on the books of, the Borrower. Furthermore, Borrower shall use its best efforts to cause all future sales of finished goods inventory to United States based customers to be invoiced by, and to be reflected as accounts receivable on, the books and records of Borrower to the extent it can do so without it or its Subsidiaries sustaining adverse tax consequences.

     7.29 Lender Consultants. Upon the request of the Required Lenders, the Agent may retain, at the expense of the Borrower, a financial consultant for the Lenders, to review and monitor the operations, historical financial statements, projections, Budget, Business Plan of the Borrower, work product of the Borrower's Financial Consultant, and such other aspects of the Borrower's business as may be requested by the Lenders.

     7.30 No Prepayment of Intercompany Notes. Prior to indefeasible payment in full of the Lender Indebtedness, Borrower shall neither make demand on, nor permit repurchase, redemption, or prepayment of, the Antrum Note, the Pantera Note, and/or the JPM/Mexico Note.

     7.31 Performance in Accord with Budget. From and after September 14, 2000, the financial performance of Borrower and its Subsidiaries as reflected in the Monthly Reports provided to the Agent and the Lenders pursuant to Section 9.3(b) of this Loan Agreement shall not be materially adverse to the income or cash flow projected by the Budget for the comparable period.

     8. FINANCIAL COVENANTS. Article 8 of the Loan Agreement is hereby amended by deleting the same in its entirety:

     9. WAIVER OF EXISTING DEFAULTS. To the extent Borrower was, prior to the Effective Date of this Third Amendment, in default of the financial covenants set forth in Sections 8.1, 8.2 or 8.3 for the fiscal quarter ending June 30, 2000, such defaults are hereby waived by the Lenders.

     10. COMMUNICATIONS AND NOTICES. Article 15 of the Loan Agreement is amended by replacing the distribution list in Section 15.1 in its entirety with the following:

         To Borrower:        The JPM Company
                             155 North 15th Street
                             Lewisburg, PA 17837
                             Attention:     John H. Mathias, Chairman & CEO
                             Telecopier:    (717) 524-5660

         With copies to:     The JPM Company
                             155 North 15th Street
                             Lewisburg, PA 17837
                             Attention:  Wayne Bromfield, Exec. Vice President
                                         and General Counsel
                             Telecopier: (717) 524-5660

         To Agent:           First Union National Bank
                             Widener Building, 4th Floor
                             1 South Penn Square
                             Philadelphia, PA 19107
                             Attn:  Jill W. Akre
                             Telecopier: (215) 973-8783

         With copies to:     Kilpatrick Stockton LLP
                             301 South College Street, Suite 3500
                             Charlotte, NC 28202-6001
                             Attention:     J. Michael Booe, Esquire
                             Telecopy Number:        (704) 338-5125

         To Mellon:          1735 Market Street
                             Room 193-0705
                             Philadelphia, PA 19103
                             Attention:  Susan C. Saxer
                             Telecopy Number:  (215) 553-4560

         With copies to:     Klett, Rooney, Lieber & Schorling
                             Two Logan Square, 12th Floor
                             Philadelphia, PA 19103-2756
                             Attn:  William H. Schorling
                             Telecopy Number:  (215) 567-2737

         To Bank of          Bank of America
         America:            101 N. Tryon Street
                             NC 1-001-13-26
                             Charlotte, NC 28255
                             Attention:  David Colmie
                             Telecopy Number:  (704) 386-5856

         To PNC:             PNC Bank
                             201 Penn Avenue
                             Scranton, PA 18503
                             Attention:  Greg Misterman
                             Telecopy Number:  (570) 961-6240

     11. AMENDMENT FEE. Borrower shall pay to Agent for the pro rata benefit of the consenting Lenders the following Amendment Fee: (i) upon execution of this Third Amendment 0.25% of the Maximum Amount, as amended, less a credit of up to $100,000 for the Waiver Fee actually paid by or on behalf of the Borrower for the August 18, 2000 Temporary Waiver ("Temporary Waiver"), which fee is fully earned by the consenting Lenders and is non-refundable, and (ii) at the end of the Contract Period, $1,000,000 provided, however, that if the Outstanding Credit is paid in full on or before November 30, 2000, such fee shall be reduced to $500,000, but in either event such fee is fully earned by the consenting Lenders and is non-refundable.

     12. COSTS AND EXPENSES. Expressly in addition to the Amendment Fee payable under Paragraph 11 above, Borrower shall pay all costs and expenses in connection with the review, negotiation, documentation and closing of the
Temporary Waiver and this Third Amendment and the consummation of the transactions contemplated by both, including, without limitation, fees, disbursements and expenses of counsel (outside or internal) retained by Agent and all Lenders, and all fees related to filings, recording of documents and searches.

     13. ADDITIONAL DOCUMENTS. Borrower covenants and agrees to execute and deliver, and to cause to be executed and delivered to Agent any and all other documents, agreements, corporate resolutions, certificates and opinions as Bank shall request in connection with the execution and delivery of this Third Amendment or any other documents in connection herewith.

     14. REFERENCES. All references in the Loan Documents to the "Loan Agreement" shall mean the Loan Agreement as amended by the First Amendment, the Second Amendment and this Third Amendment. All references in the Loan Agreement and the other Loan Documents to the "Loan Documents" shall include, without limitation, the First Amendment, the Second Amendment and this Third Amendment and any and all other instruments or agreements executed in connection with or pursuant thereto.

     15. EFFECTIVE DATE. This Third Amendment shall not be effective until the date (the "Effective Date") on which the Borrower has satisfied (or the Agent and the Lenders have waived in writing) each of the following conditions precedent:

     (a) Agent shall have received this Third Amendment duly executed by all parties hereto, together with the duly executed Second Amended and Restated Revolver Notes in the form annexed hereto as Exhibit A and the duly executed Third Amended Acknowledgment and Consent in the form annexed hereto as Exhibit B;

     (b) Agent shall have received possession of the Antrum Note, the Antrum GSA, the Canadian Guaranty, the Canadian Pledge, the Antrum Stock, the Pantera Note and the JPM/Mexico Note, together with stock powers and powers of attorney in form and substance acceptable to Agent;

     (c) Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower and each Guarantor, in form and substance satisfactory to Agent, with respect to (i) the certificate of incorporation and by-laws of Borrower and each Guarantor, (ii) the resolutions authorizing the execution, delivery and performance of this Amendment and (iii) the incumbency of officers of Borrower and each Guarantor authorized to execute and deliver this Amendment;

     (d) Agent shall have received a certificate of the Secretary or an Assistant Secretary of JPM/Canada and Antrum, in form and substance satisfactory to Agent, with respect to (i) the certificate of incorporation and by-laws of JPM/Canada and Antrum, (ii) the resolutions authorizing the execution, delivery and performance of the Antrum Note, the Antrum GSA, the Canadian Guaranty, the Canadian Pledge Agreement (collectively, the "Canada Loan Documents") and (iii) the incumbency of officers of JPM/Canada and Antrum authorized to execute and deliver the Canadian Documents;

     (e) Agent shall have received a certificate of good standing, issued as of a recent date, with respect to Borrower, each Guarantor, Antrum, and JPM/Canada from its jurisdiction of incorporation;

     (f) Agent shall have received payment of the presently payable portion of Amendment Fee, as described in Paragraph 11 of this Third Amendment, for the ratable benefit of the Lenders consenting to this Third Amendment, to be distributed by Agent to the consenting Lenders in respect of the Lender's respective Pro Rata Percentage of the Maximum Amount;

     (g) Agent shall have received an opinion of Borrower's counsel, in form and substance satisfactory to Agent and its counsel, as to the due authorization, validity and enforceability of the Third Amendment, the Second Amended and Restated Revolver Notes, the Third Amended Acknowledgement and Consent, the Amended and Restated Pledge Agreements, and the Power of Attorney;

     (h) Agent shall have received an opinion of Borrower's Canadian counsel, in form and substance satisfactory to Agent and its counsel, as to the due authorization, validity and enforceability of the Antrum Note, the Antrum GSA, the Canadian Guaranty and the Canadian Pledge;

     (i) Agent shall have received payment of all fees and expenses of counsel to Agent and each Lender payable pursuant to Paragraph 12 of this Third Amendment;

     (j) Agent shall have received constructive possession of the McDonald Family Letters of Credit for cancellation; and

     (k)  Agent  shall  have  received  such  other   documents,   certificates,
instruments and opinions as Agent may reasonably request.

     16. POST CLOSING ITEMS. On or before October 16, 2000, Agent shall have received:

     (a) The best available Mortgage on all owned real estate of Borrower;

     (b) The best available Mortgage on all owned real estate of Antrum, duly assigned to Agent for benefit of the Lenders and the Issuing Bank;

     (c) The best available Mortgage on all owned real estate of Pantera, duly assigned to agent for the benefit of the Lenders and the Issuing Bank.

     (d) The Pantera Security Agreement, the Mexican Pledge Agreement, the Pantera Stock, together with stock powers and powers of attorney in form and substance acceptable to Agent.

     (e) Landlord waivers in form and substance acceptable to Agent from leased facilities housing inventory of Borrower in the United States, Canada and Mexico, except for those landlords from whom such waivers could not be obtained despite the best efforts of Borrower and its Subsidiaries.

     (f) Executed documents in suitable form for filing in the US Patent and Trademark Office to evidence the Agent's security interest in the Obligor's patents and trademarks.

     Failure to provide any or all of these post-closing items by the specified deadline shall constitute an Event of Default under Section 13 of the Loan Agreement.

     17. RELEASE AND COVENANT NOT TO SUE. Borrower hereby releases and forever discharges the Agent, Lenders and all of their respective officers, directors, employees and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, now existing, which might be asserted against Agent or Lenders arising out of or relating to the Loan Agreement and the other Loan Documents, the indebtedness under the Amended and Restated Revolver Notes, the Temporary Waiver, and the lending, deposit and borrowing relationships between Borrower and Agent and Lenders, including the administration, collateralization and funding thereof. Borrower agrees never to institute or cause to be instituted any suit or proceeding of any kind against Agent, Lenders or their respective officers, directors, employees or agents on account of any claim, known or unknown, now existing, arising from or relating to the Loan Agreement and the other Loan Documents, the indebtedness under the Amended and Restated Revolver Notes, the Temporary Waiver or the lending, deposit and borrowing relationships between Borrower and Lenders.


     18. FURTHER AGREEMENTS AND REPRESENTATIONS. Borrower does hereby:

     (a) ratify, confirm and acknowledge that the Loan Agreement, as amended hereby, and the other Loan Documents are valid, binding and in full force and effect;

     (b) covenant and agree to perform all obligations of Borrower contained herein, in the Second Amended and Restated Revolver Notes, under the Loan Agreement, as amended, and the other Loan Documents;

     (c) acknowledge and agree that Borrower has no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Loan Documents or the enforcement of any of the terms of the Loan Agreement, as amended, the Second Amended and Restated Revolver Notes or the other Loan Documents;

     (d) acknowledge and agree that all representations and warranties of Borrower contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof, except as previously disclosed to the Agent in writing with respect to Section 6.6 of the Loan Agreement;

     (e) represent and warrant that no Event of Default (as defined in the Loan Agreement or any of the other Loan Documents) or event which with the giving of notice or passage of time or both would constitute such an Event of Default exists, except those expressly waived in Paragraph 9 above, and all information described in the recitals to this Third Amendment is true, accurate and complete;

     (f) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver (except as expressly provided in Paragraph 9 above) of any existing Event of Default or of any liens, security interests, suretyship obligations, pledges, rights or remedies granted to Agent and/or
Lenders therein, which liens, security interests, suretyship obligations, pledges, rights and remedies are hereby expressly ratified, confirmed, extended and continued as security for all Lender Indebtedness, including, without limitation, all obligations of Borrower to Agent and Lenders under the Loan Agreement, as amended by the First Amendment, the Second Amendment and this Third Amendment, the Second Amended and Restated Revolver Notes and the other Loan Documents; and

     (g) acknowledge and agree that Borrower's failure to comply with or perform any of its covenants, agreements or obligations contained in this Third Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents.

     19. INCONSISTENCIES. To the extent of any inconsistency between the terms, conditions and provisions of this Third Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Third Amendment shall prevail. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrower.

     20. NO WAIVER/COUNTERPARTS. Except as expressly set forth herein, nothing contained herein and no actions taken pursuant to the terms hereof are intended to, nor shall they constitute a waiver by Agent or Lenders of, any rights or remedies available to any of them at law or in equity or as provided in the Loan Agreement or the other Loan Documents. This Third Amendment may be executed in multiple counterparts.

     21. BINDING EFFECT. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     22. GOVERNING LAW. This Third Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     23. HEADINGS. The headings of the sections of this Third Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.

                  THE JPM COMPANY

                  By:
                  Name/Title:       John H. Mathias
                                    Chief Executive Officer

                  AGENT:
                  FIRST UNION NATIONAL BANK, as Agent

                  By:
                  Name
                  Title:

                  ISSUING BANK:
                  FIRST UNION NATIONAL BANK, as Issuing Bank

                  By:
                  Name
                  Title:

                  LENDERS:
                  FIRST UNION NATIONAL BANK, as Lender
                  By:
                  Name
                  Title:

                  MELLON BANK, N.A.
                  By:
                  Name
                  Title:

                  BANK OF AMERICA, N.A., successor by merger to NATIONSBANK, N.A.

                  By:
                  Name
                  Title:

                  PNC BANK, NATIONAL ASSOCIATION
                  By:
                  Name
                  Title:



                               AMENDED SCHEDULE A


Borrower's Funded    Applicable Base Rate   Applicable LIBOR Rate     Usage Fee
  Debt/EBITDA*             Margin                 Margin

<2.0 to 1.0               3.0%                    1.125%                0.250%

>2.0 to 1.0               3.0%                    1.375%                0.250%
but <2.5 to 1.0

>2.5 to 1.0               3.0%                    2.125%                0.375%
but <3.0 to 1.0

>3.0 to 1.0               3.0%                    2.375%                0.375%
but <3.25 to 1.0

>3.25 to 1.0              3.0%                    2.750%                0.500%
but <3.5 to 1.0

>3.5 to 1.0               3.0%                    3.250%                0.500%
but <4.0 to 1.0

>4.0 to 1.0               3.0%                    3.500%                0.500%
but <4.5 to 1.0

>4.5 to 1.0               3.0%                    3.750%                0.500%


*Funded Debt/EBITDA means, as of the end of each fiscal quarter of Borrower and determined for the 12 month period then ended, (a) total funded debt of Borrower and its Subsidiaries for such period (Indebtedness for borrowed money plus Capitalized Lease Obligations), divided by (b) EBITDA for such period; all calculated on a Consolidated Basis and in accordance with GAAP.



                               AMENDED SCHEDULE B


LENDER                       PRO RATA PERCENTAGE                PRO RATA SHARE

First Union National Bank           37.5%                      $28,125,000
Mellon Bank, N.A.                   25.0%                      $18,750,000
PNC Bank, National Association      16.67%                     $12,500,000
Bank of America                     20.83%                     $15,625,000
         TOTAL                       100%                      $75,000,000




                                    EXHIBIT A


                           SECOND AMENDED AND RESTATED
                                  REVOLVER NOTE




                                    EXHIBIT B

                                  THIRD AMENDED
                           ACKNOWLEDGMENT AND CONSENT



                                    EXHIBIT C

                                     BUDGET